Q Lotus Holdings, Inc.

A Multi-Industry

Holding Company

QLOTUS

520 N Kingsbury St, Unit 1810

Chicago, IL 60654

(312) 379-1800

April 2, 2012

Matloob Husain
710 E. Ogden Avenue, Suite 500
Naperville, IL 60563

Re: 1st Amendment to Promissory Note

Dear Matloob:

In accordance with our discussions, Q Lotus Holdings, Inc. and Matloob Husain hereby agree to amend the Promissory Note dated September 12, 2011 between Q Lotus Holdings, Inc. and Matloob Husain such that, notwithstanding anything contained in the Promissory Note to the contrary:

1. The Maturity Date is hereby extended to May 31, 2012; and

2. Matloon Husain shall receive an additional five thousand dollars ($5,000) of interest for the additional two months.

Please acknowledge your acceptance of the above change by executing this amendment below.

Q Lotus Holdings, Inc.

By: ______________________
Gary Rosenberg
Its: CEO

Understood and Agreed to this 4th day of April, 2012.

By: ______________________
Matloob Husain